Exhibit 10.26

THE PAYMENT AND PERFORMANCE OBLIGATIONS OF BORROWERS AND THE RIGHTS AND REMEDIES OF THE LENDERS UNDER THIS NOTE ARE SUBJECT TO THE TERMS AND CONDITIONS OF (1) THAT CERTAIN SUBORDINATION AGREEMENT DATED THE DATE HEREOF BY AND AMONG LIGHTHOUSE CAPITAL PARTNERS VI, L.P. AND THE LENDER DEFINED BELOW, (2) THAT CERTAIN SUBORDINATION AGREEMENT DATED THE DATE HEREOF BY AND AMONG PINNACLE VENTURES LLC AS AGENT AND THE LENDER DEFINED BELOW, AND (3) THAT CERTAIN SUBORDINATION AGREEMENT DATED THE DATE HEREOF BY AND AMONG LIGHTHOUSE CAPITAL PARTNERS VI, L.P. AS AGENT AND THE LENDER DEFINED BELOW

$[AMOUNT]

PROMISSORY NOTE

This PROMISSORY NOTE (this “Note”) is made as of [DATE], 2010, by ZIPCAR, INC. (“Zipcar”) in favor of [NOTEHOLDER] (“Lender”).

FOR VALUE RECEIVED, Zipcar promises to pay in lawful money of the United States, to the order of Lender, at [ADDRESS], or such other place as Lender may from time to time designate in writing, in United States dollars in immediately available funds, the principal sum of $[AMOUNT] (the “Loan”), plus interest on the unpaid balance of the Loan, according to the terms of this Note.

1. Definitions. As used herein, the following terms shall have the following definitions:

“Amortization Commencement Date” means July 1, 2011.

“Basic Rate” means a per annum rate of interest equal to (i) 11.75% during the Interest Only Period and (ii) 7.2% on and after the Amortization Commencement Date.

“Default Rate” means a per annum rate of interest equal to 2% above the otherwise applicable Basic Rate.

“Existing Debt” means the liabilities and obligations of Zipcar under the Lighthouse Senior Loan Agreement, the Lighthouse Junior Loan Agreement and the Pinnacle Loan Agreement and the documents, instruments and agreements executed in connection therewith, and extensions, refinancing, modifications, amendments and restatements thereof.

“Final Payment” means 9.55% of the principal amount of the Loan being paid or prepaid; provided, however, if the Loan is prepaid during 2010, the Final Payment shall be 1% of the principal amount of the Loan paid or prepaid; and if the Loan is prepaid during 2011, the Final Payment shall be 6% of the principal amount of the Loan paid or prepaid.

“Interest Only Period” means the period commencing on the date hereof and continuing until the Amortization Commencement Date.

“IPO Event” means the closing of a firm commitment underwritten registered public offering of Zipcar’s capital stock.

“Lighthouse Senior Loan Agreement” means that certain Loan and Security Agreement dated May 29, 2008, as amended, supplemented, modified or restated from time to time, by and between Lighthouse Capital Partners VI, L.P. (together with its successors and assigns), Zipcar and the other parties thereto.

“Lighthouse Junior Loan Agreement” means that certain Loan and Security Agreement dated March 12, 2010, as amended, supplemented, modified or restated from time to time, by and among Lighthouse Capital Partners VI, L.P. (together with its successors and assigns) as agent, the lenders party thereto, Zipcar and the other parties thereto.

“Maturity Date” means the last day of the Repayment Period, or if earlier, the date of prepayment in full of the Note.

“Notes” means the Notes issued on or about the date hereof, in substantially the form of this Note, in the aggregate principal amount of $5,000,000.

“Payment Date” means the first day of each calendar month.

“Pinnacle Loan Agreement” means that certain Loan and Security Agreement dated June 15, 2009, as amended, supplemented, modified or restated from time to time, by and among Pinnacle Ventures LLC, as agent (together with its successors and assigns), the lenders party thereto, Zipcar and the other parties thereto.

“Repayment Period” means the period beginning on the Amortization Commencement Date and continuing for 27 calendar months.

“Required Lenders” means the holders of more than 50% of the outstanding principal amount of the Notes.

“Subordinated Debt” means indebtedness of Zipcar which is subordinated to the Notes on terms reasonably acceptable to the Required Lenders.

“Vehicle Financing Credit Support Debt” means indebtedness of Zipcar or its subsidiary for the purpose financing of vehicles and related property.

2. Repayment. Zipcar shall pay in immediately available funds principal and interest due hereunder from date of this Note, until this Note is paid in full, on each Payment Date pursuant to the terms of this Note. Prior to the Amortization Commencement Date, Zipcar shall pay to Lender, monthly in advance on each Payment Date, interest on the principal amount of the Loan calculated using the Basic Rate. Beginning on the Amortization Commencement Date and on each Payment Date thereafter during the Repayment Period, Zipcar shall make equal installments of principal and interest in advance, calculated at the Basic Rate. On the Maturity Date, Zipcar shall pay, in addition to all unpaid principal and interest outstanding hereunder, the Final Payment.

3. Interest. Interest not paid when due will, to the maximum extent permitted under applicable law, become part of principal, at Lender’s option, and thereafter bear like interest as principal. All interest computation shall be based on a 365-day year and actual days elapsed. The Loan, if not paid when due, shall bear interest at the Default Rate unless waived by the Lender.

4. Prepayment.

a. Mandatory Prepayment Upon an IPO Event. If an IPO Event shall occur, then Zipcar shall within 30 days of such IPO Event pay to the Lender (i) the outstanding principal amount of the Note and any unpaid accrued interest, and (ii) the Final Payment.

b. Voluntary Prepayment. Zipcar may prepay all or any portion of the Note at its option if and only if Zipcar pays to Lender (i) the applicable principal amount of the Note being prepaid and any unpaid accrued interest thereon, and (ii) and the Final Payment.

5. No Other Indebtedness; No Distributions. Zipcar shall not incur any indebtedness for borrowed money, other than the indebtedness in connection with the Notes, Existing Debt (and additional indebtedness permitted by the terms thereof), Subordinated Debt and the Vehicle Financing Credit Support Debt, without the consent of the Required Lenders. Without the consent of the Required Lenders, Zipcar shall not pay any cash dividends or distributions on, or redeem or repurchase, any capital stock issued by Zipcar, except for repurchases of capital stock from departing employees or directors under repurchase agreements approved by Zipcar’s board of directors.

6. Events of Default. The occurrence of any of the following will constitute an event of default (“Event of Default”) under this Note:

a. nonpayment of any principal, interest or Final Payment under this Note within 3 business days after it is due;

b. Zipcar fails to observe or comply with the requirements of Section 5 of this Note and such failure continues for a period of ten (10) business days;

c. an “Event of Default” (as defined therein) shall occur and continue under the Lighthouse Senior Loan Agreement, the Lighthouse Junior Loan Agreement or the Pinnacle Loan Agreement (provided that any amendment, consent or waiver under the applicable agreement that constitutes a cure or waiver of such Event of Default under such agreement shall automatically and immediately constitute a cure of any Event of Default under this clause (c));

d. an involuntary bankruptcy case is filed against Zipcar that remains undismissed or unstayed for 60 days or, if earlier, an order granting the relief sought is entered; or

e. Zipcar commences a voluntary case under applicable bankruptcy or insolvency law, consents to the entry of an order for relief in an involuntary case under any such law, or consents or is subject to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or other similar official of Zipcar or all or substantially all of its property, or makes an assignment for the benefit of creditors, or fails generally or admits in writing to its inability to pay its debts as they become due;

then and in each such event described in clauses (a) through (c) of this Section 6, the Required Lenders may, by written notice to Zipcar, declare this Note to be forthwith due and payable, and in each such event described in clauses (d) and (e) of this Section 6, this Note shall automatically be due and payable, whereupon the outstanding principal hereunder and all accrued and unpaid interest thereon (including the Final Payment) shall become forthwith due and payable. Upon such acceleration of this Note, the Lender shall have all the rights and remedies under applicable law.

7. Costs. Zipcar hereby agrees to pay on demand all reasonable costs and expenses, including, without limitation, reasonable attorneys’ fees and legal expenses, incurred or paid by the holder of this Note in enforcing this Note after an Event of Default; provided that the Company shall only be required to pay the reasonable attorneys fees and legal expenses of one counsel to the Required Lenders in each applicable jurisdiction.

8. Waivers. Zipcar hereby waives demand, presentment, protest and (except as provided herein) notices of every kind.

9. Choice of Law. This Note shall be governed by, and construed in accordance with the internal laws of the State of New York, without regard to principles of conflicts of law.

10. Miscellaneous. The terms and provisions of this Note may be modified or amended, and consents to any departure to the terms hereof may be granted, only by a written instrument duly executed by Zipcar and the Required Lenders, which amendment shall be binding on and effective against all holders of the Notes then outstanding. The terms and conditions hereof inure to the benefit of and are binding upon the parties’ respective permitted successors and assigns.

IN WITNESS WHEREOF, Zipcar has caused this Note to be executed by a duly authorized officer as of the day and year first above written.

ZIPCAR, INC.

By:
Name:
Title: